UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 24, 2008

OPEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

514 Via De La Valle, Suite 200

Solana Beach, California  92075

(Address of principal executive offices, including zip code)

(858) 794-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Open Energy Corporation, a Nevada corporation, referred to as “we” or “our” in this report, entered into a securities purchase agreement on September 12, 2008 with The Quercus Trust.  We refer to that securities purchase agreement as the “September 2008 SPA.”  In connection with the transactions contemplated by the September 2008 SPA, we agreed to appoint three designees of The Quercus Trust to our board of directors.  Previously, The Quercus Trust designated and we appointed David Anthony and Joseph Bartlett to our board of directors.  On October 24, 2008, we appointed Tom Naylor, an additional Quercus designee, to our board of directors.

Tom Naylor is the chief technology officer of Advanced Telemetry, LLC, a position he has held since October 2007.  Advanced Telemetry, LLC designs, manufactures and markets systems to monitor and reduce energy use in homes and businesses.  From March 2002 until October 2007, Mr. Naylor was president of Loudwater Technologies, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN ENERGY CORPORATION

By:	/s/ Dalton W. Sprinkle
Dalton W. Sprinkle
General Counsel

Date:  October 30, 2008